EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-68488, 33- 12453, 33-13577, 33-30884, 33-39265
and 333-0567) of Kulicke and Soffa Industries, Inc. of our report dated November19, 1998 appearing on page 22 of this Form 10-K.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 18, 1998